                  -------------------------------------------
                           CASINO RESOURCE CORPORATION
                  -------------------------------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BE APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          Maximum Offering:  $800,000



          This offering consists of $800,000 of Convertible Debentures of
                  Casino Resource Corporation and a Warrant to
              purchase 10,000 shares of the Company's Common Stock.




                             --------------------

                            SUBSCRIPTION AGREEMENT

                             --------------------

                           SUBSCRIPTION PROCEDURES


     Convertible Debentures of CASINO RESOURCE CORPORATION, (the "Company") are being offered in an aggregate amount not to exceed $800,000. In addition to the Debentures an investor shall receive a warrant (the "Warrant" or "Warrants") to purchase 5,000 shares of the Company's Common Stock, per $400,000 of Debentures purchased. The Debentures and Warrants will be transferable to the extent that any such transfer is permitted by law. This offering is being made in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated under the Act (the "Regulation D Offering").

          The Investor Questionnaire is designed to enable the Investor to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Debentures and Warrants. The Signature Page for the Investor Questionnaire and the Subscription Agreement contain representations relating to the subscription.

          Also included is an Internal Revenue Service Form W-9: "Request for Taxpayer Identification Number and Certification" for U.S. citizens or residents of the U.S. for U.S. federal income tax purposes only. (Foreign investors should consult their tax advisors regarding the need to complete Internal Revenue Service Form W-9 and any other forms that may be required).

     If you are a foreign person or foreign entity, you may be subject to a withholding tax equal to 30% of any dividends paid by the Company. In order to eliminate or reduce such withholding tax you may submit a properly executed I.R.S. Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or I.R.S. Form 1001 (Ownership Exemption or Reduced Trade Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

     Payment must be made by wire transfer as provided below:

Immediately available funds should be sent via wire transfer to the escrow account stated below and the completed subscription documents should be forwarded to the Escrow Attorney. Your subscription funds will be deposited into a non-interest bearing escrow account of Joseph B. LaRocco, Esq., Escrow Agent, at First Union Bank of Connecticut, Stamford, Connecticut. In the event of a termination of the Regulation D Offering or the rejection of this subscription, all subscription funds will be returned without interest. The wire instructions are as follows:

      First Union Bank of Connecticut
      Executive Office
      300 Main Street, P. O. Box 700
      Stamford, CT  06904-0700

      ABA #: 021101108
      Swift #: FUNBUS33
      Account #: 20000-2072298-4
      Acct.Name: Joseph B. LaRocco, Esq.  Trustee Account

                            SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BE APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

To:  CASINO RESOURCE CORPORATION
     707 Bienville Boulevard
     Ocean Springs, Mississippi 39564

      This Subscription Agreement is made between Casino Resource Corporation, ("Company" or "Seller") a Minnesota corporation, and the undersigned prospective purchaser ("Purchaser") who is subscribing hereby for
the Company's Convertible Debentures (the "Debentures").   In addition to the
Debentures, the Purchaser shall receive a warrant (the "Warrant" or "Warrants") to purchase 5,000 shares of the Company's Common Stock, per $400,000 invested. The Debentures and Warrants being offered will be separately transferable, to the extent that any such transfer is permitted by law. The conversion terms of the Debentures are set forth in Section 4.
This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement dated August 29, 1997, together with any Exhibits thereto, relating to an offering (the "Offering") of up to $800,000 of Debentures. This Offering is comprised of an offering of the Debentures to accredited investors (the "Regulation D Offering") in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated under the Act ("Regulation D").

1. SUBSCRIPTION.

     (a) The undersigned hereby irrevocably subscribes for and agrees to purchase $500,000 of the Company's Debentures and 6,250 of the Company's Warrants. The Debentures shall pay a 13% cumulative interest payable, in cash or in Common Stock of the Company subject to a currently effective resale registration statement, at the Company's option, at the time of each
conversion.    If paid in Common Stock, the number of shares of the Company's
Common Stock to be received shall be determined by dividing the dollar amount of the dividend by the then applicable Market Price, as of the interest payment date. "Market Price" shall mean 83% of the average of the 5 day closing bid prices, as reported by Nasdaq, or whatever primary exchange the Company's Common Stock may be traded on, for the five trading days immediately preceding the date of conversion. If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of one year from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 4(c).
The closing shall be deemed to have occurred on the date the funds are received by the Company (the "Closing Date").

     (b) Upon receipt by the Company of the requisite payment for the Debentures being purchased the Debentures so purchased will be forwarded by the Escrow Attorney to the Purchaser and the name of such Purchaser will be registered on the Debenture transfer books of the Company as the record owner of such Debentures.

2. REPRESENTATIONS AND WARRANTIES.

     The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

          (a) The undersigned has been furnished with, and has carefully read the applicable form of Debenture annexed hereto as Exhibit A, the form of Registration Rights Agreement annexed hereto as Exhibit B (the "Registration Rights Agreement") and the form of Warrant annexed hereto as Exhibit C, AND is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the undersigned is not relying on the Company. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Debentures, for the undersigned's particular tax and financial situation and has determined that the investment being made by the undersigned is a suitable investment for the undersigned.

          (b) The undersigned acknowledges that all documents, records, and books pertaining to this investment which the undersigned has requested including Form 10-KSB for the fiscal year ended September 30, 1996 and Forms 10-QSB for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, ( the "Disclosure Documents") have been made available for inspection by the undersigned.

          (c) The undersigned has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

          (d) The undersigned will not sell or otherwise transfer the Debentures or Warrants without registration under the Act or applicable state securities laws or an exemption therefrom. The Debentures and Warrants have not been registered under the Act or under the securities laws of any states. The Common Stock underlying the Debentures and Warrants is to be registered by the Company pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit B and incorporated herein and made a part hereof. Without limiting the right to convert the Debentures and sell the Common Stock pursuant to the Registration Rights Agreement, the undersigned represents that the undersigned is purchasing the Debentures and Warrants for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Act. The undersigned has not offered or sold any portion of the Debentures or Warrants being acquired nor does the undersigned have any present intention of dividing the Debentures or Warrants with others or of selling, distributing or otherwise disposing of any portion of the Debentures and Warrants either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Act. Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants.

          (e) The undersigned recognizes that an investment in the Debentures involves substantial risks, including loss of the entire amount of such investment. Further, the undersigned has carefully read and considered the schedule entitled Pending Litigation matters attached hereto as Exhibit D.

          (f)  Legends:

          (i) The undersigned acknowledges that each certificate representing the Debentures and Warrants unless registered pursuant to the Registration Rights Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         NOTWITHSTANDING THE FOREGOING, THE COMMON STOCK INTO WHICH THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE CONVERTIBLE ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN EACH OF THAT CERTAIN SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF EACH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

              (ii) The Common Stock issued upon conversion shall contain the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN INCLUDED IN THE COMPANY'S REGISTRATION STATEMENT INITIALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ____________, 1997, AND MAY BE SOLD IN ACCORDANCE WITH THE COMPANY'S PROSPECTUS DATED ________, 1997, WHICH FORMS A PART OF SUCH REGISTRATION STATEMENT, OR AN OPINION OF
          COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          (g) If this Subscription Agreement is executed and delivered on behalf of a corporation, (i) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments (including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the Debentures and (b) to purchase and hold the Debentures: (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation; and (iii) such corporation has not been formed for the specific purpose of acquiring the Debentures, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

          (h) The undersigned shall indemnify and hold harmless the Company and each stockholder, executive, employee, representative, affiliate, officer, director, agent (including Counsel) or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company or omitted or alleged to have been omitted by the undersigned, concerning the undersigned or the undersigned's subscription for and purchase of the Debentures or the undersigned's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the undersigned, against losses, liabilities and expenses for which the Company, or any stockholder, executive, employee, representative, affiliate, officer, director, agent (including Counsel) or control person of the Company has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officer, director stockholder, executive, employee, agent (including Counsel), representative, affiliate or control person in connection with such action, suit or proceeding.

          (i) The undersigned is not subscribing for the Debentures and Warrants as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

    (j) The undersigned or the undersigned's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Debentures and Warrants and to make an informed investment decision with respect thereto.


     3. SELLER REPRESENTATIONS.

        (a) CONCERNING THE SECURITIES. The issuance, sale and delivery of the Debentures and Warrants have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. 1,000,000 shares of Common Stock issuable upon conversion of all the Debentures and exercise of all the Warrants issued pursuant to this offering have been duly and validly reserved for issuance and, upon issuance shall be duly and validly issued, fully paid, and non-assessable (the "Reserved Shares"). From time to time, the Company shall keep such additional shares of Common Stock reserved so as to allow for the conversion of all the Debentures and exercise of all the Warrants issued pursuant to this offering.

     Prior to conversion of all the Debentures and exercise of all the Warrants, if at anytime the conversion of all the Debentures and exercise of all the Warrants outstanding would result in an insufficient number of authorized shares of

Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting within 60 days of such event for the sole purpose of authorizing additional shares of Common Stock to facilitate the conversions. In such an event the Company shall recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock . Seller represents and warrants that under no circumstances will it deny or prevent Purchaser's right to convert the Debentures and exercise all the Warrants as permitted under the terms of this Subscription Agreement or the Registration Rights Agreement. Nothing in this Section shall limit the obligation of the Company to make the payments set forth in Section 4(h).

        (b) AUTHORITY TO ENTER AGREEMENT. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

        (c) NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the issuance of the Debentures and Warrants, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decree, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

        (d) COMPANY COMPLIANCE. The Company represents and warrants that the Company and its subsidiaries are: (i) in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934; (ii) not in violation of any term or provision of its Articles of Incorporation or by-laws; (iii) not in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which they are a party, either singly or jointly, by which it or any of its property is bound or subject except at set forth in Exhibit D. Furthermore, the Company is not aware of any other facts, which it has not disclosed which could have a material adverse effect on the business, condition, (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole.

        (e) PENDING LITIGATION. Except as otherwise disclosed in Exhibit D, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental body now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be bound or subject, (ii) no law, statute, rule, regulation, order or ordinance that has been enacted, adopted or issued by any Governmental Body or that, to the knowledge of the Company, has been proposed by any Governmental Body adversely affecting the Company or any of its subsidiaries, (iii) no injunction, restraining order or order of any nature by a federal, state or foreign court or Governmental Body of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) is reasonably likely, singly or in the aggregate, to result in a material adverse effect on the business, condition, (financial or otherwise), operations, earnings, performance, properties or prospects of the Company, and its subsidiaries taken as a whole or (y) would interfere with or adversely affect the issuance of the Debentures and Warrants or would be reasonably likely to render this Subscription Agreement or the Debentures and Warrants, or any portion thereof, invalid or unenforceable.

        (f) ISSUANCE OF THE DEBENTURES. No action has been taken and no law, statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any Governmental Body that prevents the issuance of the Debentures and Warrants or the Common Stock issuable upon conversion or exercise thereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Debentures and Warrants or the Common Stock issuable upon conversion or exercise thereof or suspends the sale of the Debentures and Warrants or the Common Stock issuable upon conversion or exercise thereof in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or, to the best knowledge of the Company, before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, materially interfere with or adversely affect the issuance or marketability of the Debentures and Warrants or the Common Stock issuable upon conversion or exercise thereof or render the Subscription Agreement or the Debentures and Warrants, or any portion thereof, invalid or unenforceable.

     (g) The Company shall indemnify and hold harmless the Purchaser and each stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Company to the Purchaser or omitted or alleged to have been omitted by the Company, concerning the Purchaser or the Purchaser's subscription for and purchase of the Debentures and Warrants or the Purchaser's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the Company, against losses, liabilities and expenses for which the Purchaser, or any stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Purchaser, or such officer, director, stockholder, executive, employee, representative, affiliate or control person in connection with such action, suit or proceeding.

     (h) NO CHANGE. Other than filings required by the Blue Sky or federal securities law, no consent, approval or authorization of or designation, declaration or filing with any governmental or other regulatory authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement. Any required qualification or notification under applicable federal securities laws and state Blue Sky laws of the offer, sale and issuance of the Debentures and Warrants, has been obtained on or before the date hereof or will have been obtained within the allowable period thereafter, and a copy thereof will be forwarded to Counsel for the Purchaser.

     (i) TRUE STATEMENTS. Neither this Agreement nor any of the "Disclosure Documents", as hereinafter defined, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements are made. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties or assets, or conditions, financial or otherwise, of the Company, which has not been set forth in this Subscription Agreement or disclosed in such documents.

     (j) The Purchaser has been advised that the Company has not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the Purchaser.

     (k) There has never been represented, guaranteed, or warranted to the undersigned by any broker, the Company, its officers, directors or agents, or employees or any other person, expressly or by implication (i) the percentage of profits and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the Company's operations; and (ii) that the past performance or experience on the part of the management of the Company, or of any other person, will in any way result in the overall profitable operations of the Company.

     (l) The Purchaser has been advised that the Company has entered into a consulting agreement with The Intercontinental Holding Company pursuant to which it will pay a fee of 7% of the gross proceeds of this offering and a placement fee of $34,000 will be paid to M.I.T Asset Management, Inc. The Company will be responsible for the payment of $3,000 to the Escrow Agent for his services.

     (m) The Company agrees that it will not raise any additional funding pursuant to Regulation S or Regulation D for the next 6 months and hereby agrees to give Purchaser a right of first refusal on any subsequent financing pursuant to Regulation S or D for the next 6 months.

     (n) On August 1, 1997 the Company had 30,000,000 authorized shares of common stock of which 10,043,364 were issued and outstanding. Also there are 2,760,000 Redeemable Class A Warrants of the Company outstanding.

     4.   TERMS OF CONVERSION.

          (a) DEBENTURES. Upon the Company's receipt of a facsimile or original of Purchaser's signed Notice of Conversion and the original Debenture to be converted in whole or in part, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit E hereto. The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

          (b) CONVERSION PROCEDURES. The Debentures may be converted at anytime 90 days after the "Closing Date" as defined below. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debentures to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Purchaser's intention to convert those Debentures indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 5 business days thereafter. The "Closing Date" shall mean the date the funds are received by the Company.

          (c) ISSUANCE OF COMMON STOCK. Upon the conversion of any Debentures and upon receipt by the Company of a facsimile or original of Purchaser's signed Notice of Conversion (see Exhibit E) Seller shall instruct Seller's transfer agent to issue Stock Certificates with restrictive legend(s) as set forth in this Agreement in the name of Purchaser (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller.

          (d)   CONVERSION RATE.  Purchaser is entitled, at its option to
convert   the Debentures, plus accrued interest, at anytime 90 days after the
Closing Date, at 83% of the 5 day average closing bid price, as reported by Nasdaq, or whatever primary exchange the Company's Common Stock may be traded on, for the 5 trading days immediately preceding the applicable Conversion
Date (the "Conversion Price").   No fractional shares or scrip representing
fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

          The Debentures are subject to a mandatory, 12 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

          (e) Nothing contained in this Subscription Agreement shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Purchaser to the Company.

          (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested in writing by Purchaser.

          (g) Within five (5) business days after receipt of the documentation referred to above in Section 4(b), the Company shall deliver a certificate, for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested in writing by Purchaser.
      In the event the Company does not make delivery of the Common Stock, as instructed by Purchaser, within 8 business days after delivery of the original Debenture, then in such event the Company shall pay to Purchaser an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 8 business days delivery period.



                                              Late Payment for Each
                                              $10,000 of Debenture
No. Business Days Late                        Amount Being Converted
----------------------                        -----------------------
       1                                              $100
       2                                              $200
       3                                              $300
       4                                              $400
       5                                              $500
       6                                              $600
       7                                              $700
       8                                              $800

     9                                 $900
     10                                $1,000
     >10                               $1,000 + $200 for each
                                       Business Day Beyond 10

     To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 4(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 4(g) shall not apply but instead the provisions of Section 4(h) shall apply.

     The Company shall make any payments incurred under this Section 4(g) in immediately available funds within five (5) business days from the Conversion Date if late. Nothing herein shall limit a Purchaser's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 8 business days after the Conversion Date.

          (h) The Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Debentures by all Purchasers of the entire amount of Debentures then outstanding. If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Purchaser's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Purchaser shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

     The Company agrees to pay to all Purchasers of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Debentures that additional shares of Common Stock have been authorized, the

Authorization Date and the amount of Purchaser's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Purchaser's option, payable as follows: (i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the conversion rate set
forth in section 4(d) at anytime     after the 5th day of the calendar month
following the month in which the Authorization Notice was received, until the expiration of the mandatory 12 month conversion period.

     Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

     (i) The Company shall furnish to Purchaser such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures and Warrants, including any amendment of or supplements thereto.

5.   LIMITS ON AMOUNT OF CONVERSION AND OWNERSHIP.

     Other than the Mandatory Conversion provisions contained in this Agreement which are not limited by the following, in no other event shall the Purchaser be entitled to convert that amount of Debentures and Warrants in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures and Warrants), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures and Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchaser and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of this provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such provision.

6.   DELIVERY INSTRUCTIONS.

     On or about the Closing Date the Company shall deliver to the Escrow Attorney an opinion letter signed by counsel for the Company in the form attached hereto as Exhibit F. Also, on or about the Closing Date the Company shall deliver to the Escrow Attorney a signed Registration Rights Agreement in the form attached hereto as Exhibit B. The Debentures and Warrants being purchased hereunder shall be delivered to Joseph B. LaRocco, Esq. as Escrow Attorney, who will hold them in escrow until funds have been wired to the Company or its Counsel at which time the Escrow Attorney shall then have the Debentures and Warrants delivered to the Purchaser, per the Purchaser's instructions.

7.   UNDERSTANDINGS.

     The undersigned understands, acknowledges and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:

     (a) This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time before the date set for closing unless the Company has given notice of acceptance of the undersigned's subscription by signing this Subscription Agreement.

     (b) No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Debentures and Warrants.

     (c) The representations, warranties and agreements of the undersigned and the Company contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date of the sale of the Debentures and Warrants, and as of the date of the conversion and exercise thereof, as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures and Warrants.

     (d) IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE DEBENTURES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY MEMORANDUM OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     (e) The Regulation D Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

     (f) It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

     (g) THE DEBENTURES AND WARRANTS MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     (h)  NASAA UNIFORM LEGEND

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE

SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

8. REDEMPTION.

            (a) Mandatory - Upon demand from the Purchaser, the Company must redeem the unconverted amount of Debenture at 120.48% of the balance of the principal amount of the Debenture plus accrued interest, if (i) the Company fails to maintain its listing for its common stock on a major United States stock exchange or (ii) the registration statement does not go effective within 180 days from the Closing Date. The cash redemption must be paid by the Company within 5 business days of receipt of written notice by the Purchaser.

            (b) Discretionary - The Company shall have the right to redeem the Debentures in whole or in part as follows: (i) the Company may redeem at anytime at 120.48% of the balance remaining of the principal amount of the Debenture plus any and all accrued interest (ii) upon notice of its right to redeem the Debenture the Company shall wire transfer the appropriate amount of funds into an escrow account mutually agreed upon by both Company and Purchaser within 3 business days of such notice. After the escrow agent is in receipt of such funds, he shall notify the Purchaser to surrender the appropriate amount of Debentures. If after 3 business days from the date the notice of redemption is received by the Purchaser the funds have not been received by the escrow agent then, the Purchaser shall again have the right to convert the Debenture and the Company shall have the right to redeem the Debenture but only upon simultaneously sending the notice of redemption to the Purchaser and wire transferring the appropriate amount of funds.

9. ARBITRATION.

     The parties shall resolve any dispute arising hereunder before a panel of three arbitrators selected pursuant to and run in accordance with the Commercial Arbitration rules of the American Arbitration Association as such rules may be modified or as otherwise agreed by the parties in controversy. The arbitration shall be held in New York, New York. Each party shall bear their own attorney's fees and costs of such arbitration. Disputes under this Agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of Minnesota. Any judgment or award rendered by arbitration may be entered in any Court having jurisdiction. The parties acknowledge that, in addition to any and all damages deemed fair by the arbitrators, the award may be expanded to include, but not be limited to, any and all court or arbitration costs, reasonable attorney fees and any other costs or charges reasonably necessary to the adjudication of the controversy.
 Nothing contained herein shall deprive any party of the right to obtain injunctive or other equitable relief. Remedy at law for any breach or threatened breach of this agreement being inadequate, either party hereto is entitled to enforce the specific performance of this agreement and to seek temporary or permanent injunctive relief without the necessity of providing actual damages outside of the terms of this agreement.

10. MISCELLANEOUS.

     (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

     (b) Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed:
(i) if to the Company, at Casino Resource Corporation, 707 Bienville Boulevard, Ocean Springs, Mississippi 39564 (ii) if to the undersigned, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph 10(c).

     (d) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Minnesota, as such laws are applied by Minnesota courts to agreements entered into, and to be performed in, Minnesota by and between residents of Minnesota, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (e) This Subscription Agreement, together with Exhibits A, B, C, D, E and F attached hereto and made a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. An executed facsimile copy of the Subscription Agreement shall be effective as an original.

11. SIGNATURE.

     The signature of this Subscription Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page."

            [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]
















                         CASINO RESOURCE CORPORATION

                          CORPORATION QUESTIONNAIRE

                          INVESTOR NAME:
                                         -----------

     The information contained in this Questionnaire is being furnished in order to determine whether the undersigned CORPORATION'S Subscription to purchase the Debentures described in the Subscription Agreement may be accepted.

     ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned CORPORATION understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Debentures is exempt from registration under the Securities Act of 1933, as amended. Further, the undersigned CORPORATION understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities and "blue sky" regulators.

     IN ADDITION TO SIGNING THE SIGNATURE PAGE, THE UNDERSIGNED CORPORATION MUST COMPLETE FORM W-9 ATTACHED HERETO.

I. PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES TO THE CORPORATION.

[ ]
          1. The undersigned CORPORATION: (a) has total assets in excess of $5,000,000; (b) was not formed for the specific purpose of acquiring the Debentures and (c) has its principal place of business in ___________.

[ ]
          2. Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder meets at least one of the following three conditions:

               (a) the shareholder is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000; or

     (b) the shareholder is a natural person who had an individual income* in excess of $200,000 in each of 1995 and 1996 and who reasonably expects an individual income in excess of $200,000 in 1997; or

               (c) Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder is a natural person who, together with his or her spouse, has had a joint income in excess of $300,000 in each of 1995 and 1996 and who reasonably expects a joint income in excess of $300,000 during 1997; and the undersigned

                            CORPORATION has its principal place of business in
                            _____________________.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

/ /
          3.   The undersigned CORPORATION is:

               (a) a bank as defined in Section 3(a)(2) of the Securities
               Act; or

               (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

               (c) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

               (d) an insurance company as defined in Section 2(13) of the Securities Act; or

               (e) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

               (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

               (g) a private business development company as defined in
               Section 202(a) (22) of the Investment Advisors Act of 1940.

II. OTHER CERTIFICATIONS.

     By signing the Signature Page, the undersigned certifies the following:

     (a) That the CORPORATION'S purchase of the Debentures will be solely for the CORPORATION'S own account and not for the account of any other person or entity; and

     (b) that the CORPORATION'S name, address of principal place of business, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete.

III. GENERAL INFORMATION

     (a)  PROSPECTIVE PURCHASER (THE CORPORATION)

Name:

Principal Place of Business:
                             -------------------------------------------------

------------------------------------------------------------------------------

Address for Correspondence (if different):
                                          ------------------------------------
                                                   (Number and Street)

------------------------------------------------------------------------------
   (City)                            (State)                     (Zip Code)

Telephone Number:
                 -------------------------------------------------------------
                      (Area Code)        (Number)

Jurisdiction of Incorporation:
                               -----------------------------------------------
Date of Formation:
                  ------------------------------------------------------------

Taxpayer Identification Number:
                               -----------------------------------------------

Number of Shareholders:
                       -------------------------------------------------------

     (b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION.

Name:
     -------------------------------------------------------------------------

Position or Title:
                   -----------------------------------------------------------

                          CASINO RESOURCE CORPORATION
                           CORPORATION SIGNATURE PAGE

     Your signature on this Corporation Signature Page evidences the agreement by the Purchaser to be bound by the QUESTIONNAIRE and the SUBSCRIPTION AGREEMENT.

     1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the Purchaser will notify CASINO RESOURCE CORPORATION immediately if any material change in any of the information occurs prior to the acceptance of the undersigned Purchaser's subscription and will promptly send CASINO RESOURCE CORPORATION written confirmation of such change.

     2. The undersigned officer of the Purchaser hereby certifies that he has read and understands this Subscription Agreement.

     3. The undersigned officer of the Purchaser hereby represents and warrants that he has been duly authorized by all requisite action on the part of the Corporation to acquire the Debentures and sign this Subscription Agreement on behalf of________________ and, further, that _________________
has all requisite authority to purchase the Debentures and enter into this Subscription Agreement.

------------------------------          --------------------------------------
Amount of Debentures subscribed for                                       Date

                                        --------------------------------------
                                                    (Purchaser)

                                        By:
                                            ----------------------------------
                                                    (Signature)

                                        Name:
                                             ---------------------------------
                                                  (Please Type or Print)

                                        Title:
                                              --------------------------------
                                                  (Please Type or Print)

     THE DEBENTURES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

                           COMPANY ACCEPTANCE PAGE


THIS SUBSCRIPTION AGREEMENT ACCEPTED AND AGREED
TO THIS       DAY OF AUGUST, 1997
        -----

CASINO RESOURCE CORPORATION



BY
   ------------------------------------------
   JOHN J. PILGER ITS CHIEF EXECUTIVE OFFICER

                                    Exhibit E

                               NOTICE OF CONVERSION
                               --------------------


         (To be Executed by the Registered owner in order to Convert the Debentures


      The undersigned hereby irrevocably elects, as of ______________, 199__ to convert $__________ of Convertible Debentures into Common Stock of CASINO RESOURCE CORPORATION(the "Company") according to the conditions set forth in the Subscription Agreement dated August ____, 1997.


Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                   [Name]

Address_____________________________________________________

____________________________________________________________

Phone______________________   Fax___________________________